Exhibit 10.5

EXECUTION COPY

SHAREHOLDERS AGREEMENT

KAR HOLDINGS, INC.

Dated as of April 20, 2007

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16.	Governing Law	18
17.	Invalidity of Provision	18
18.	Waiver	19
19.	Notices	19
20.	Headings	20
21.	Counterparts	20
22.	Fax Signatures	20
23.	Entire Agreement	20
24.	Outside Investors	21
25.	Injunctive Relief	21
26.	Confidentiality	21
27.	Preparation for an IPO	22
28.	No Effect on Employment	22
29.	Defined Terms	22

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SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”), is made and entered into as of April 20, 2007, by and among KAR Holdings, Inc., a Delaware corporation (the “Company”), KAR Holdings II, LLC, a Delaware limited liability company (the “LLC”), and those employees of the Company or its Subsidiaries who are listed on Schedule 1 hereto (together with any persons who become parties to this Agreement pursuant to Section 10.1 and each of their respective permitted transferees, collectively, the “Management Shareholders”). The Management Shareholders, together with the any Person that becomes a party to this Agreement after the date hereof pursuant to Section 24 (any such person, an “Outside Investor” and collectively, the “Outside Investors”) and any of their respective permitted transferees, are hereinafter referred to as the “Other Shareholders” and the Other Shareholders, together with the LLC, are hereinafter referred to as the “Shareholders.” Capitalized terms used herein without definition are defined in Section 29 of this Agreement.

WHEREAS, Axle Holdings II, LLC (“Axle LLC”), Axle Holdings, Inc. (the “Predecessor Company”) and certain of the Management Shareholders were parties to that certain Shareholders Agreement, dated as of May 25, 2005 (the “Prior Shareholders Agreement”) of the Predecessor Company and in connection with the transactions contemplated by the Merger Agreement, the Conversion Agreements and the Conversion Stock Option Agreements, the Predecessor Company, Axle LLC and the Management Shareholders have determined to terminate the Prior Shareholders Agreement by entering into this Agreement and thereby replacing and superseding the Prior Shareholders Agreement in its entirety with this Agreement.

The parties hereto agree as follows:

1. Restrictions on Transfer of Shares.

1.1 Restriction on Transfers by the Management Shareholders. No Shares now or hereafter owned by any Management Shareholder, nor any interest therein nor any rights relating thereto, may be Transferred; provided that Shares held by any Management Shareholder may be Transferred (i) pursuant to Section 1.3 (“Permitted Pledges”), (ii) pursuant to Section 1.4 (“Estate Planning Transfers”) or, in case of the death of such Management Shareholder, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iii) pursuant to Section 2.1 (“Put Rights”), (iv) pursuant to Section 3.1 (“Call Rights”), (v) pursuant to Section 6.1 (“Tag-Along Rights”), (vi) pursuant to Section 6.2 (“Drag-Along Rights”), (vii) in accordance with Section 7 (“Involuntary Transfers”) or (viii) in connection with a registered offering pursuant to the Registration Rights Agreement.

1.2 Restrictions on Transfers by Outside Investors. No Shares now or hereafter owned by any Outside Investor, nor any interest therein nor any rights relating thereto, may be Transferred; provided that Shares held by any Outside Investor may be Transferred (i) pursuant to Section 6.1 (“Tag-Along Rights”), (ii) pursuant to Section 6.2 (“Drag-Along Rights”), (iii) in accordance with Section 7 (“Involuntary Transfers”), (iv) in connection with a registered offering pursuant to the Registration Rights Agreement or (v) at any time to any third party with the prior written approval of the Board in its sole discretion.

1.3 Permitted Pledges. A Management Shareholder may pledge any or all Shares now or hereafter owned by him or her, or grant a security interest therein to secure indebtedness of such Management Shareholder owing to a bank or other financial institution, in either case on terms and conditions approved (such approval not to be unreasonably withheld or delayed) by the Board (excluding such Management Shareholder, if he or she is a member of the Board) with respect to such pledge; provided, however, that any pledgee pursuant to this Section 1.3 shall acquire only a security interest in such Shares entitling such pledgee to (i) the proceeds from any sale of such Shares made in compliance with the terms of this Agreement and (ii) any proceeds of any distribution to Shareholders on account of the Shares in any liquidation as a result of any bankruptcy proceeding or the winding up of affairs of the Company, and in no event shall such pledgee be entitled to receive title to such Shares or any other rights incident thereto other than those specified above. The pledge agreements or other related financing agreements of any Management Shareholder shall be subject to and acknowledge the rights of the Company and the other Shareholders set forth herein and shall acknowledge the restrictions imposed on the pledgee’s security interest pursuant to this Section 1.3.

1.4 Estate Planning Transfers; Transfers upon Death of a Management Shareholder. Shares held by any Management Shareholder may be Transferred for estate-planning purposes of such Management Shareholder, authorized by the prior written approval (such approval not to be unreasonably withheld or delayed) of the Board (excluding such Management Shareholder, if he or she is a member of the Board) to (i) a trust under which the distribution of the Shares may be made only to beneficiaries who are such Management Shareholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (ii) a charitable remainder trust, the income from which will be paid to such Management Shareholder during his or her life, (iii) a corporation, the stockholders of which are only such Management Shareholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants or (iv) a partnership or limited liability company, the partners or members of which are only such Management Shareholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants (any of the foregoing transferees, an “Estate Planning Entity”); provided that any heirs, executors or other beneficiaries shall remain subject to the terms of this Agreement as if the applicable transferor Management Shareholder continued to hold the applicable Shares directly; provided, further that following any such transfer to an Estate Planning Entity, no equity or other ownership interests in such Estate Planning Entity may be transferred without such Estate Planning Entity first Transferring the Shares back to the applicable Management Shareholder so that the Estate Planning Entity whose equity interests or ownership interests are disposed of no longer holds any Shares. Shares may be transferred as a result of the laws of descent; provided that in each such case, such Management Shareholder or his or her executor, as the case may be, provides prior written notice to the Board of such proposed Transfer and makes available to the Board documentation, as the Board may reasonably request, in order to verify such Transfer.

2. Sale by Management Shareholders to the Company (“Put Rights”).

2.1 Right to Sell. Subject to all subsections of this Section 2 and to Section 5 (“Prohibited Purchases”), each of the Management Shareholders shall have the right to sell to the Company, and the Company shall have the obligation to purchase from each such Management

Shareholder, all, but not less than all, of such Management Shareholder’s Shares following the termination of employment of such Management Shareholder with the Company or any Subsidiary that employs such individual as follows:

(a) in the case of Exchange Options or Rollover Shares, at the Fair Market Value (as defined in Section 4.2(a)) of such Exchange Options or Rollover Shares, as applicable, to be sold, if such Management Shareholder’s employment with the Company or any Subsidiary that employs such individual (or by the Company on behalf of any such Subsidiary) is terminated for any reason, including as a result of (A) the termination by the Company and any such Subsidiary of such employment with or without Cause, (B) the death or Disability of such Management Shareholder, (C) the resignation of such Management Shareholder (with or without Good Reason), or (D) the termination of such Management Shareholder’s employment with the Company or any Subsidiary upon or after reaching the age of 65; or

(b) in the case of any Shares (other than Exchange Options or Rollover Shares), at their Fair Market Value, if the employment of such Management Shareholder with the Company or any Subsidiary that employs such individual (or by the Company on behalf of any such Subsidiary) (A) is terminated without Cause or (B) terminates as a result of (i) the death or Disability of such Management Shareholder, (ii) the resignation of such Management Shareholder for Good Reason, or (iii) the Retirement of such Management Shareholder.

2.2 Notice. If any Management Shareholder desires to sell Shares pursuant to Section 2.1, he or she (or his or her estate, trust, corporation or partnership, as the case may be) shall notify the Company (a) not more than 180 days after a termination of employment as a result of the death or Disability of such Management Shareholder or (b) not more than 90 days after a termination of employment as a result of any event (other than the death or Disability of such Management Shareholder) giving rise to the Management Shareholder’s right to sell such Management Shareholder’s Shares to the Company under Section 2.1; provided that if the Shares desired to be sold after a termination of employment as described in clause (b) of this Section 2.2 are shares of Common Stock acquired at any time by such Management Shareholder pursuant to an exercise of any stock options granted to such Management Shareholder within six months prior to the date of termination of employment of such Management Shareholder (including, without limitation, after the termination of employment), then the notice required by this Section 2.2 shall be given to the Company not earlier than six months and one day nor later than nine months after the acquisition of such shares. Each such notice shall specify the number of shares of Common Stock such Management Shareholder owns at the time notice is given.

2.3 Payment. Subject to Section 5 (“Prohibited Purchases”), payment for any Shares sold by a Management Shareholder pursuant to Section 2.1 shall be made on the date that is no later than 30 days (or the first business day thereafter if the 30th day is not a business day) following the date of receipt by the Company of such Management Shareholder’s notice with respect to such Shares pursuant to Section 2.2; provided, however, that in the event the Company was in the process of conducting an Appraisal pursuant to Section 4.1 prior to receiving the notice described in Section 2.2 and such Appraisal is not completed by such 30th day, then payment shall be made within five business days of the completion of the Appraisal.

3. Right of the Company to Purchase from Management Shareholders (“Call Rights”).

3.1 Right to Purchase. Subject to all subsections of this Section 3 and to Section 5 (“Prohibited Purchases”), the Company shall have the right to purchase from each Management Shareholder, and each such Management Shareholder shall have the obligation to sell to the Company, all, but not less than all, of such Management Shareholder’s Shares following the termination of employment of such Management Shareholder with the Company or any Subsidiary that employs such individual as follows:

(a) in the case of Exchange Options or Rollover Shares, at the Fair Market Value of such Exchange Options or Rollover Shares, as applicable, to be purchased if such Management Shareholder’s employment with the Company and any Subsidiary that employs such individual (or by the Company on behalf of any such Subsidiary) is terminated for any reason, including as a result of (A) the termination by the Company and any such Subsidiary of such employment with or without Cause, (B) the death or Disability of such Management Shareholder, (C) the resignation of such Management Shareholder with or without Good Reason, or (D) the termination of such Management Shareholder’s employment with the Company or any Subsidiary upon or after reaching the age of 65.

(b) in the case of any Shares (other than Exchange Options or Rollover Shares):

(i) at the Fair Market Value of such Shares to be purchased if such Management Shareholder’s employment with the Company or any Subsidiary that employs such individual is terminated (A) without Cause, (B) upon the death or Disability of such Management Shareholder, (C) upon the resignation of such Management Shareholder for Good Reason, or (D) upon the Retirement of such Management Shareholder;

(ii) at the lesser of the Fair Market Value and the Carrying Value of such Shares to be purchased if such Management Shareholder’s employment with the Company or any Subsidiary that employs such individual is terminated as a result of (A) the termination by the Company or any such Subsidiary (or by the Company on behalf of any such Subsidiary) of such employment for Cause or (B) the resignation of such Management Shareholder without Good Reason; or

(iii) at the Fair Market Value or the Carrying Value of such Shares to be purchased, in the sole discretion of the Board (excluding such Management Shareholder and other members of the Board who are designees of any Management Shareholder) if such Management Shareholder’s employment with the Company or any Subsidiary that employs such individual is terminated by the Company or such Management Shareholder for any reason other than as a result of an event described in either subparagraph (i) or (ii) of this Section 3.1(b).

3.2 Notice. If the Company desires to purchase Shares from a Management Shareholder pursuant to Section 3.1, it shall notify such Management Shareholder (or his or her estate, trust, corporation or partnership, as the case may be) (a) not more than 180 days after a termination of employment as a result of the death or Disability of such Management Shareholder or (b) not more than 90 days after the termination of employment as a result of any event (other than the death or Disability of such Management Shareholder) giving rise to the Company’s right to acquire such Management Shareholder’s Shares; provided that with respect to the Company’s purchase of shares of Common Stock acquired at any time by such Management Shareholder pursuant to an exercise of any stock options granted to such Management Shareholder within six months prior to the date of termination of employment of such Management Shareholder (including, without limitation, after the termination of employment) in connection with any termination other than as a result of death, Disability or for Cause, the notice required by this Section 3.2 shall be given by the Company not earlier than six months and one day nor later than nine months after the acquisition of any such shares.

3.3 Payment. Subject to Section 5 (“Prohibited Purchases”), payment for any Shares purchased by the Company pursuant to Section 3.1 shall be made on the date that is no later than 30 days (or the first business day thereafter if the 30th day is not a business day) following the date of the receipt by a Management Shareholder of the Company’s notice with respect to such shares pursuant to Section 3.2; provided, however, that in the event the Company was in the process of conducting an Appraisal pursuant to Section 4.1 prior to delivering the notice described in Section 3.2 and such Appraisal is not completed by such 30th day, then payment shall be made within five business days of the completion of the Appraisal.

3.4 Termination of Employment. For the avoidance of doubt, the Management Shareholders and the Company acknowledge and agree that the transfer or assignment of a Management Shareholder’s employment with the Company or any of its Subsidiaries that employs such individual to another Subsidiary of the Company shall not, in and of itself but subject to the definition of what constitutes a resignation for “Good Reason”, constitute a termination by the Company or any such Subsidiary of the employment of such individual for any purposes of this Agreement, including Section 2 and Section 3 hereof.

4. Purchase Price.

4.1 Appraisal. The Company shall engage, from time to time at the discretion of the Board, but not less often than within 90 days after every fiscal year, commencing with the fiscal year ending on December 31, 2007, an independent valuation consultant or appraiser of recognized national standing, satisfactory to the LLC (the “Appraiser”), to appraise the Fair Market Value of the Shares as of the last day of the calendar year then most recently ended or, at the request of the Company, as of any more recent date (the “Appraisal Date”), and to prepare and deliver a report to the Company and the LLC describing the results of such appraisal (the “Appraisal”). The Company shall bear the fees and expenses of each Appraisal.

4.2 Fair Market Value.

(a) The “Fair Market Value” of any Share shall be: (i) with respect to any share of Common Stock, (A) the fair market value of the entire Common Stock equity interest of the Company taken as a whole, without additional premiums for control or discounts for minority interests or restrictions on transfer, divided by (B) the number of outstanding shares of Common Stock, calculated on a fully-diluted basis; provided that the Appraiser shall be entitled to determine in its reasonable judgment the extent to which any stock options, the exercise price of which exceeds the Fair Market Value of the underlying shares of Common Stock, should be included in the calculation of the number of fully diluted shares of Common Stock (and the extent to which override units in the LLC are taken into account, including for purposes of determining the number of such options included in such calculation), and (ii) with respect to any Exchange Option, (A) the Fair Market Value of the underlying share of Common Stock determined pursuant to clause (i) of this Section 4.2(a), less (B) the exercise price of such Exchange Option.

(b) The Fair Market Value of any Share shall be determined by reference to the most recent Appraisal and as of the most recent Appraisal Date prior to the termination of the relevant Management Shareholder’s employment or the Involuntary Transfer, as the case may be; provided that if the relevant Management Shareholder or the Company gives notice in accordance with Section 2.2 or Section 3.2, respectively, concerning shares of Common Stock acquired at any time by such Management Shareholder pursuant to an exercise of any stock options occurring within six months prior to the date of termination of employment of such Management Shareholder (including, without limitation, after the termination of employment), the Fair Market Value of any share of Common Stock acquired at any time pursuant to an exercise of stock options with respect to which such notice was given shall be calculated with reference to the most recent Appraisal and as of the most recent Appraisal Date prior to the date of such notice (or as of the first Appraisal and the first Appraisal Date in the event that such termination or Involuntary Transfer occurs prior to December 31, 2008).

4.3 Carrying Value. For the purposes of this Agreement, the “Carrying Value” of (a) any share of Common Stock being purchased by the Company shall be equal to the price paid by the selling Management Shareholder for any such share, less the amount of dividends and other distributions paid in respect of such share; provided that the price of any Rollover Share shall be equal to the Closing Date Value, less the amount of dividends and distributions paid in respect of such share and (b) any Exchange Option being purchased by the Company shall be equal to the excess, if any, of the Closing Date Value over the exercise price for such Exchange Option.

5. Prohibited Purchases. Notwithstanding anything to the contrary herein, the Company shall not be obligated to purchase any Shares from a Management Shareholder under Section 2 and shall not exercise any right to purchase Shares from a Management Shareholder under Section 3, in each case, to the extent (a) the Company is prohibited from purchasing such

Shares (or incurring debt to finance the purchase of such Shares), or the Company is unable to obtain funds to pay for such Shares from a Subsidiary of the Company, in any case by reason of any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof, which have been entered into or which may be entered into by the Company or any of its Subsidiaries, including those to finance the acquisition of ADESA, Inc. on the date hereof or refinance the indebtedness of Insurance Auto Auctions, Inc. on the date hereof, and any future acquisitions by the Company or any of its Subsidiaries or recapitalizations of the Company or any of its Subsidiaries (collectively, the “Financing Documents”) or by applicable law, (b) an event of default has occurred (or, with notice or the lapse of time or both, would occur) under any Financing Document and is (or would be) continuing, or (c) the purchase of such Shares (including the incurrence of any debt which in the judgment of the Board is necessary to finance such purchase) or the distribution of funds to the Company by a Subsidiary thereof to pay for such purchase (1) would, or in the view of the Board (excluding such Management Shareholder and other members of the Board who are designees of any Management Shareholder), would reasonably be likely to result in the occurrence of an event of default under any Financing Document or create a condition which would reasonably be likely to, with notice or lapse of time or both, result in such an event of default, (2) would, in the judgment of the Board (excluding such Management Shareholder and other members of the Board who are designees of any Management Shareholder), be imprudent in view of the financial condition (present or projected) of the Company and its Subsidiaries or the anticipated impact of the purchase (or of the obtaining of funds to permit the purchase) of such Shares on the Company’s or any of its Subsidiaries’ ability to meet their respective obligations, including under any Financing Document, or to satisfy and make their planned capital and other expenditures or satisfy any related obligations, or (3) could, in the judgment of the Board, constitute a fraudulent conveyance or transfer by the Company or a Subsidiary thereof or render the Company or a Subsidiary thereof insolvent under applicable law or violate limitations in applicable corporate law on repurchases of stock or payment of dividends or distributions. If Shares which the Company has the right or obligation to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the “Maximum Amount”), the Company shall purchase on such date only that number of Shares up to the Maximum Amount (if any) (and shall not be required or permitted to purchase more than the Maximum Amount) in such amounts and in such priorities as the Board shall in good faith determine.

Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due to any Management Shareholder under this Agreement by reason of this Section 5, the Company shall have the option to either (i) make such payment at the earliest practicable date permitted under this Section 5 and any such payment shall accrue simple interest (or if such payment is accruing interest at such time, shall continue to accrue interest) at a rate per annum of 5% from the date such payment is due and owing to the date such payment is made; provided that all payments of interest accrued hereunder shall be paid only at the date of payment, if any, by the Company for the Shares being purchased or (ii) pay the purchase price for such Shares with a subordinated note which shall accrue simple interest at a rate per annum of 5% and which is fully subordinated in right of payment and exercise of remedies to the lenders’ rights under the Financing Documents and the maturity date of which is 30 days after the latest maturity date on any debt of the Company or any of its Subsidiaries which is outstanding (or reasonably expected to become outstanding) as of the date such subordinated note is issued.

6. Tag-Along and Drag-Along Rights.

6.1 Tag-Along Rights.

(a) In the event that at any time (i) the LLC proposes to sell shares of Common Stock owned by it to any Person (a “Proposed Purchaser”), other than any Transfer (1) pursuant to a Registration or Rule 144, (2) to an Affiliate, or (3) to a Shareholder who is a member of the LLC in connection with a distribution to such member in accordance with the LLC Agreement or (ii) a Selling Investor Member (as defined in the LLC Agreement) proposes to transfer Units (as defined in the LLC Agreement) in the LLC such that a Management Shareholder (in its capacity as a Management Member under the LLC Agreement) would have tag-along rights under Section 12.9(b) of the LLC Agreement, then in the case of clause (i) or (ii) above, the LLC will promptly provide each Other Shareholder written notice (a “Sale Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Sale Notice (the “Material Terms”), including the aggregate number of shares of Common Stock or Units, as applicable, the Proposed Purchaser is willing to purchase. If within 20 days of the delivery of the Sale Notice, the LLC receives a written request (a “Sale Request”) to include shares of Common Stock or Units, as applicable, in the Proposed Sale (i) held by one or more of the Other Shareholders or (ii) to be acquired pursuant to the exercise of either Exchange Options or options (to the extent then vested and exercisable) granted to a Management Shareholder under any Option Plan in the Proposed Sale, the Common Stock or Units, as applicable, held or to be acquired by such Other Shareholders shall be so included as provided therein; provided, however, that any Sale Request shall be irrevocable unless (x) there shall be a material adverse change in the Material Terms or (y) otherwise mutually agreed to in writing by such Other Shareholders and the LLC. If within 20 days after the delivery of the Sale Notice, any Other Shareholder has not delivered a Sale Request to the LLC, such Other Shareholder will be deemed to have waived any and all rights with respect to, or to participate in, such Proposed Sale.

(b) Subject to Section 6.1(g) hereof, the number of shares of Common Stock that any Other Shareholder will be permitted to include in a Proposed Sale on a pro rata basis pursuant to a Sale Request will be equal to (I) in the case of a sale of shares of Common Stock by the LLC pursuant to clause (i) of the first sentence of Section 6.1(a) above, the product of (i) (A) the number of shares of Common Stock held by such Other Shareholder divided by (B) the number of shares of Common Stock held by all Shareholders participating in such Proposed Sale and (ii) the aggregate number of shares of Common Stock proposed to be sold in such Proposed Sale or (II) in the case of a sale of Units by a Selling Investor Member pursuant to clause (ii) of the first sentence of Section 6.1(a) above, such number of shares of Common Stock that, when combined with the shares of Common Stock underlying the number of Units (if any) to be sold in the Proposed Sale by such Other Shareholder, equals the product of (i) (A) the number of shares of Common Stock directly or indirectly held by such Other Shareholder divided by (B) the number of shares of Common Stock directly or indirectly held by all participants in such Proposed Sale and (ii) the aggregate number of shares of Common Stock underlying the Units proposed to be sold in the Proposed Sale.

(c) Subject to Section 6.1(g) hereof, shares of Common Stock subject to a Sale Request (including any shares of Common Stock acquired pursuant to the exercise of Exchange Options that are subject to such Sale Request) will be included in a Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock which the LLC proposes to sell (or, in the case of a sale of Units, Units which the Selling Investor Member proposes to sell) in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by the LLC and the Company, to the extent applicable (or, in the case of a sale of Units, the LLC, the Selling Investor Members or other members of the LLC, as applicable) in connection with the Proposed Sale); provided, that in the case of a sale of Units by the Selling Investor Member, the sale consideration shall be the implied per share consideration with respect to shares underlying the Units proposed to be sold, and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that (x) any representations and warranties relating specifically to any Shareholder shall only be made by that Shareholder, (y) any indemnification provided by the Shareholders (other than with respect to the representations referenced in the foregoing subsection (x)) shall be based on the number of shares of Common Stock being sold by each Shareholder in the Proposed Sale (including any shares of Common Stock acquired pursuant to the exercise of options), either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser (it being understood and agreed that the Shareholders’ contributions to such escrow shall be on a pro-rata basis in accordance with the number of shares of Common Stock (including shares acquired pursuant to the exercise of options) plus the number of shares of Common Stock underlying the Units, if any, being sold in such Proposed Sale), it being understood and agreed that any such indemnification obligation of a Shareholder shall in no event exceed the net proceeds of such Shareholder from such Proposed Sale, and (z) if the participating Other Shareholders holding a majority of the Shares held by all of the participating Other Shareholders consent, the form of consideration to be received by the LLC (or, in the case of a sale of Units, the Selling Investor Member or any of its Affiliates or any other members of the LLC, as applicable) in connection with the Proposed Sale may be different from that received by the Other Shareholders (including, but not limited to, non-cash consideration) so long as the per share value of the consideration to be received by the LLC (which shall be reduced by the fees and expenses incurred by the LLC and the Company, to the extent applicable) (or implied per share value of the consideration to be received by the Selling Investor Member or any of its Affiliates, or any other members of the LLC, as applicable) is the same or less than that to be received by the Other Shareholders (as determined by the Board in good faith). Notwithstanding anything to the contrary, in determining the consideration received by the LLC (or the Selling Investor Member or any of its Affiliates, or any other members of the LLC, as applicable) pursuant to Section 6.1, any management, advisory or transaction fees payable to the LLC or any of its members or any of their Affiliates in connection with such Transfer shall not be included in determining the sale proceeds and will not be deemed consideration received by the LLC, the Selling Investor Member or any of its Affiliates, or any other members of the LLC, as applicable.

(d) Upon delivering a Sale Request, each Other Shareholder will, if requested by the LLC, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the LLC (a “Custody Agreement and Power of Attorney”) with respect to the shares of Common Stock which are to be included in the Proposed Sale pursuant to this Section 6.1. The Custody Agreement and Power of Attorney will provide, among other things, that each such Other Shareholder will deliver to and deposit in custody with the LLC, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint the LLC as such Other Shareholder’s agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such Other Shareholder with respect to the matters specified therein.

(e) Upon delivering a Sale Request, each Other Shareholder agrees that he or she will execute such other agreements as the LLC (or the Selling Investor Member, as applicable) may reasonably request in connection with the consummation of a Proposed Sale and Sale Request and the transactions contemplated thereby, including, without limitation, any purchase, recapitalization or merger agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.

(f) Each Other Shareholder wishing to include shares of Common Stock that are acquirable pursuant to the exercise of Exchange Options in a Proposed Sale must include with such Other Shareholder’s Sale Request an irrevocable commitment to exercise such Exchange Options, subject only to closing of such Proposed Sale.

(g) Notwithstanding anything to the contrary, if in any Proposed Sale of Units, the Selling Investor Member is informed that the Proposed Purchaser in good faith is not willing to proceed with such sale if shares of Common Stock held by any Other Shareholder are included in such sale (by virtue of the tag along rights specified herein), then the Selling Investor Member shall be permitted to proceed with such sale (to the full extent of such Proposed Sale with respect to its Units) without including any such shares of Common Stock, and the Other Shareholders shall not have tag along rights with respect to shares of Common Stock in such Proposed Sale; provided, that in any such Proposed Sale by the Selling Investor Member of Units in which shares of Common Stock have been excluded at the request of the Proposed Purchaser, the Other Shareholders shall have the right (if and to the extent the Selling Investor Member so agrees) to include in such Proposed Sale (in lieu of shares of Common Stock that would otherwise be includable by virtue of the tag along rights hereunder) an applicable portion of their Units (as determined in good faith by the Selling Investor Member) up to such amount as would be necessary to put such Other Shareholder in the same direct and indirect ownership position with respect to the Company as if such Other Shareholder were permitted to include shares of Common Stock in such Proposed Sale.

6.2 Drag-Along Rights.

(a) In the event that at any time (i) the LLC proposes to sell shares of Common Stock owned by it to any Proposed Purchaser, other than any Transfer (1) pursuant to a Registration or Rule 144, (2) to an Affiliate, or (3) to a Shareholder who is a member of the LLC in connection with a distribution to such member in accordance with the LLC Agreement or (ii) the Dragging Majority Members (as defined in the LLC Agreement) (1) propose to transfer Units such that the Dragging Majority Members would have drag along rights under Section 12.9(c) of the LLC Agreement with respect to any Units held by any Management Shareholder (in its capacity as a Management Member under the LLC Agreement) or (2) desires to effect an Exit Event (as defined in the LLC Agreement), then the LLC may provide each Other Shareholder written notice (a “Drag-Along Notice”) of such Proposed Sale and the Material Terms thereof not less than 25 business days prior to the proposed closing date of the Proposed Sale and each such Other Shareholder hereby agrees to sell to such Proposed Purchaser that number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock then held, or acquirable by such Other Shareholder pursuant to the exercise of Exchange Options or of options (to the extent exercisable, including as a result of the Proposed Sale) granted to such Other Shareholder under any Option Plan multiplied by (ii) the aggregate percentage of the Common Stock held by the LLC that is represented by the Common Stock that the LLC proposes to sell in the Proposed Sale (or, in the case of a sale of Units by the Dragging Majority Members, or an Exit Event, the aggregate percentage of Units owned by Dragging Majority Members that is represented by the Units that the Dragging Majority Members propose to sell in the Proposed Sale).

(b) Subject to Section 6.2(f), shares of Common Stock subject to a Drag-Along Notice (including any shares of Common Stock acquired pursuant to the exercise of options that are subject to such Drag-Along Notice) will be included in the Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock which the LLC proposes to sell (or Units which the Dragging Majority Members propose to sell) in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by the LLC and the Company, to the extent applicable (or, in the case of a sale of Units, the LLC, the Dragging Majority Members or other members of the LLC, as applicable) in connection with the Proposed Sale); provided, that in the case of a sale of Units by the Dragging Majority Members, the sale consideration shall be the implied per share consideration with respect to shares underlying the Units proposed to be sold, and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that (x) any representations and warranties relating specifically to any Shareholder shall only be made by that Shareholder, (y) any indemnification provided by the Shareholders (other than with respect to the representations referenced in the foregoing subsection (x)) shall be based on the number of shares of Common Stock being sold by each Shareholder in the Proposed Sale (including any shares of Common Stock acquired pursuant to the exercise of options), either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser (it being understood and agreed that the Shareholders’ contributions to such escrow shall be on a pro-rata basis in accordance with the number of shares of Common Stock (including shares acquired pursuant to the exercise of options) plus the number of shares of Common Stock underlying the Units, if any, being sold in such Proposed Sale), it being understood and agreed that any such indemnification obligation of a Shareholder shall in no event exceed the net proceeds to such Shareholder from such Proposed Sale, and (z) if the Other Shareholders holding a majority of the Shares held by all of the Other Shareholders consent, the form of consideration to be received by the LLC (which shall be reduced by the fees and expenses incurred by the LLC and the Company in connection with the Proposed Sale (or, in the case of a sale of Units, the LLC, the Dragging Majority Members or other members of the LLC, as applicable) in connection with the Proposed Sale may be different from that received by the Other Shareholders (including, but not limited to, non-cash consideration) so long as the per share value of the consideration to be received by the LLC (which shall be reduced by the fees and expenses incurred by the LLC and the Company, to the extent applicable) (or implied per share value of the consideration to be received by the Dragging Majority Members or any of their Affiliates, or any other members of the LLC, as applicable) is the same or less than that to be received by the Other Shareholders (as determined by the Board in good faith). Notwithstanding anything to the contrary, in determining the consideration received by the LLC (or the Dragging Majority Members or any of their Affiliates, or any other members of the LLC, as applicable) pursuant to Section 6.2, any management, advisory or transaction fees payable to the LLC or any of its members or any of their Affiliates in connection with such Transfer shall not be included in determining the sale proceeds and will not be deemed consideration received by the LLC, the Dragging Majority Members or any of their Affiliates, or any other members of the LLC, as applicable. No Other Shareholders shall exercise any dissenter’s rights with respect to the consummation of any such Proposed Sale pursuant to this Section 6.2.

(c) Each Other Shareholder will, if requested by the LLC, execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to the LLC with respect to the shares of Common Stock which are to be included in the Proposed Sale pursuant to this Section 6.2. The Custody Agreement and Power of Attorney will provide, among other things, that each such Other Shareholder will deliver to and deposit in custody with the LLC, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly endorsed stock powers in blank) and irrevocably appoint the LLC as such Other Shareholder’s agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such Other Shareholder with respect to the matters specified therein.

(d) Each Other Shareholder agrees that he or she will execute such other agreements as the LLC (or the Dragging Majority Members, as applicable) may reasonably request in connection with the consummation of a Proposed Sale and Drag-Along Notice and the transactions contemplated thereby, including, without limitation, any purchase, merger or recapitalization agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights. The drag-along provisions set forth in this Section 6.2 shall apply regardless of the form of the transaction in respect of which the Drag-Along Notice is delivered, including without limitation, a sale of Shares, a merger, consolidation, sale of assets and distribution of proceeds or otherwise.

(e) Each Other Shareholder holding shares of Common Stock that are acquirable pursuant to the exercise of Exchange Options or any other options granted under any Option Plan and that are to be included in a Proposed Sale pursuant to a Drag-Along Notice agrees to provide to the LLC, upon delivery of the Drag-Along Notice, an irrevocable commitment to exercise such Exchange Options or, if exercisable (including as a result of the Proposed Sale), such other options, subject only to closing of such Proposed Sale.

(f) Notwithstanding anything to the contrary, if in any Proposed Sale of Units, the Dragging Majority Members are informed that the Proposed Purchaser in good faith desires to proceed with such sale with the inclusion of additional shares of Common Stock held by any Other Shareholder (including any shares exercisable upon the exercise of options), in lieu of all or a portion of Units held by such Other Shareholder which would be includable therein by virtue of the Dragging Majority Members’ drag along rights pursuant to the LLC Agreement, then in the discretion of the Dragging Majority Members, each Other Shareholder agrees to sell in the Proposed Sale, in lieu of selling all or a portion of Units (and in addition to shares of Common Stock agreed to be sold pursuant to Section 6.2(a)), such number of additional shares of Common Stock (including shares exercisable upon the exercise of options) equaling the number of shares of Common Stock beneficially deemed to be owned by virtue of such Other Shareholder’s ownership of Units that would otherwise be includable in the Proposed Sale.

7. Involuntary Transfers. Any transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Shareholder (each, an “Involuntary Transfer”) shall be void unless the Shareholder complies with this Section 7 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Shares pursuant to this Section 7 and the Person to whom such Shares have been Transferred (the “Involuntary Transferee”) shall have the obligation to sell such Shares in accordance with this Section 7. Upon the Involuntary Transfer of any Shares, such Shareholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of such notice, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Shares acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value of such Shares on the date of transfer to the Involuntary Transferee and (ii) the amount of indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the Carrying Value of such Shares over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer.

8. Election of Directors.

(a) Each Other Shareholder shall vote all of its shares of Common Stock and any other voting securities of the Company over which such Other Shareholder has voting control and shall take all other necessary or desirable actions within such Other Shareholder’s control (whether in such Other Shareholder’s capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Certificate of Incorporation or Bylaws), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board or stockholder meetings and approval of amendments and/or restatements of the Certificate of Incorporation or Bylaws), so that:

(i) the authorized number of directors on the Board shall be fixed pursuant to and in accordance with the LLC Agreement, which directors shall have the voting rights as specified in the LLC Agreement;

(ii) all of the directors, which will be designated by the LLC in accordance with the LLC Agreement, shall be elected to the Board;

(iii) the composition of the board of directors of each of the Company’s Subsidiaries (a “Subsidiary Board”) shall be determined in accordance with the LLC Agreement;

(iv) any committees of the Board or a Subsidiary Board shall be created only upon the approval of the Board; and

(v) the removal from the Board or a Subsidiary Board or a committee of the Board or a Subsidiary Board (with or without cause) of any representative designated pursuant hereto by the LLC shall be at the LLC’s written request exercised in accordance with the LLC Agreement, as the case may be, but only upon such written request and under no other circumstances.

(b) In order to secure each Other Shareholder’s obligation to vote its shares of Common Stock and other voting securities of the Company in accordance with the provisions of this Section 8, each Other Shareholder hereby appoints the LLC as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Person’s shares of Common Stock and other voting securities of the Company for the election and removal of directors and all such other matters as expressly provided for in this Section 8. The LLC may exercise the irrevocable proxy granted to it hereunder at any time any Other Shareholder fails to comply with the provisions of this Section 8. The proxies and powers granted by each Other Shareholder pursuant to this paragraph (b) are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until the termination of this Agreement, and will survive the death, incompetency and disability or insolvency or dissolution, as applicable, of each Other Shareholder and the holders of each of his, her or its respective shares of Common Stock.

9. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Shareholders shall bear upon its face the following legends, as appropriate:

(a)

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS

EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE SHAREHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF APRIL 20, 2007 (THE “SHAREHOLDERS AGREEMENT”).”

(b)	THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE SHAREHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.”

In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states.

All Shareholders shall be bound by the requirements of such legends. Upon a Registration of any shares of Common Stock, the certificate representing the registered shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by clauses (a) and (b) of this Section 9.

10. Covenants; Representations and Warranties.

10.1 Management Shareholders.

(a) Each of the Shareholders hereby agrees that the Company may request that any employee of the Company or any of its Subsidiaries who, after the date of this Agreement, is offered shares of any class of Common Stock or holds stock options (whether pursuant to the Stock Incentive Plan or any other stock option plan, collectively the “Option Plans”) that are exercisable into shares of Common Stock, as a condition precedent to the acquisition of such shares of Common Stock or the exercise of such stock options, as the case may be, (i) become a party to this Agreement by executing a signature page to the same and (ii) if such employee is a resident of a state with a community or marital property system, cause his or her spouse to execute a Spousal Waiver in the form of Exhibit A attached hereto, and deliver such executed signature page to this Agreement and Spousal Waiver, if applicable, to the Company at its address specified in Section 19 hereof. Upon such execution and delivery, such employee shall be a Management Shareholder for all purposes of this Agreement and the Company may amend this Agreement (including Schedule 1) accordingly.

(b) Notwithstanding any requirement set forth in Section 11, the Company, with the prior written consent of the LLC, can determine that any stock options granted pursuant to any Option Plan and outstanding and vested as of the option holder’s termination of employment with the Company or any of its Subsidiaries shall be deemed to be Shares for purposes of Section 2 and Section 3; provided, however, that appropriate adjustments shall be made to reflect the existence of an exercise price for such options, including for purposes of calculating “Fair Market Value” or “Carrying Value,” as applicable; provided, further, that the foregoing shall not limit any provisions set forth in any Option Plan, including with respect to cancellations, forfeitures, puts, calls or repurchases of options.

10.2 No Other Arrangements or Agreements. Each Shareholder hereby represents and warrants to the Company and to each other Shareholder that, except for this Agreement, the Conversion Stock Option Agreements, the Merger Agreement, the LLC Agreement, the Registration Rights Agreement, applicable Conversion Agreements, applicable stock subscription agreements, if any, with the Company, and in the case of any affected Management Shareholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Shareholder, he or she has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to any shares of capital stock of the Company (including any Shares) or other securities of the Company, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition of shares of capital stock or other securities or any interest therein or the voting of shares of capital stock or other securities (whether or not such agreements and arrangements are with the Company or any of its Subsidiaries, or other Shareholder) and each Other Shareholder agrees that, except as expressly permitted under this Agreement or the LLC Agreement, he or she will not enter into any such other arrangements or agreements.

10.3 Additional Representations and Warranties. Each Shareholder represents and warrants to the Company and each other Shareholder that:

(a) such Shareholder has the power, authority and capacity (or, in the case of any Shareholder that is a corporation, limited liability company or limited partnership, all corporate, limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

(b) in the case of a Shareholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Shareholder have been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

(c) this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and

(d) the execution, delivery and performance of this Agreement by such Shareholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Shareholder is a party or by which such Shareholder is bound or (ii) in the case of a Shareholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation and the by-laws, the certificate of formation and the limited liability company agreement, or the certificate of limited partnership and the limited partnership agreement, as the case may be.

11. Amendment and Modification. Except as otherwise provided in Section 10.1, this Agreement may be amended, modified or supplemented by the Company only with the written consent of the LLC, and (i) to the extent (and only to the extent) any particular Shareholder would be uniquely and adversely affected by such amendment, modification or supplement, the written consent of such Shareholder or (ii) the written consent of a majority (by number of shares of Common Stock at the time of such amendment, modification or supplement) of any other Shareholders whose interests as a group would be adversely affected by such amendment, modification or supplement. The Company shall notify all Shareholders promptly after any such amendment, modification or supplement shall have taken effect. Notwithstanding anything to the contrary herein, the Company, with the consent of the LLC, may determine in its discretion to add any additional third party to this Agreement (and amend Schedule 1 accordingly, if applicable) or, subject to the consent of the affected party, eliminate any party from this Agreement as the Company sees fit.

12. Parties.

12.1 Assignment by the Company. The Company shall have the right to assign to the LLC all or any portion of its rights and obligations under Section 2.1 (“Put Rights”), Section 3.1 (“Call Rights”) and Section 7 (“Involuntary Transfer”); provided that any such assignment or assumption is accepted by the LLC. If the Company has not exercised its right to purchase Shares pursuant to any such section within 15 days of receipt by the Company of the letter, notice or other occurrence giving rise to such right, then the LLC shall have the right to require the Company to assign such right to the LLC.

12.2 Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided that neither the Company nor any Other Shareholder may assign any of its rights or obligations hereunder without the consent of the LLC unless, in the case of an Other Shareholder, such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 12.4.

12.3 Termination.

(a) Any party to, or Person who is subject to, this Agreement who ceases to own Shares or any interest therein, shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided, however, that a Transfer of Shares not explicitly permitted under this Agreement shall not relieve any Other Shareholder of any of its, his or her obligations hereunder.

(b) At the election of the LLC, this entire Agreement shall terminate upon (i) an IPO or (ii) a sale of Common Stock by the LLC to a Third Party Investor, whether pursuant to a stock sale, business combination, merger or any similar transaction involving the Company, if following such sale, a majority of the issued and outstanding shares of Common Stock are owned by Third Party Investors. It is understood that any rights of any Shareholder existing in this Agreement with respect to any particular transaction described in clause (i) or (ii) (including rights pursuant to Section 6) shall apply notwithstanding any termination of this Agreement pursuant to this Section 12.3(b) in connection with such transaction, and termination of this Agreement shall be effective only after giving effect to such transaction (and the application of the applicable rights hereunder).

12.4 Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of Shares by an Other Shareholder (other than pursuant to (i) a Registration or Rule 144 or (ii) Section 2, Section 3 or Section 6 hereof) shall be permitted under the terms of this Agreement only if the transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company, and in the case of a transferee of a Management Shareholder who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the transferor of such transferee, including, without limitation, if such transferor was a Management Shareholder, the provisions of Section 2 and Section 3 (which shall continue to apply as though such transferor were still the holder of such shares).

13. Recapitalizations, Exchanges, etc. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock, (b) the Exchange Options and (c) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.

14. No Third Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

15. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

17. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

18. Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its, his or her rights hereunder on any occasion or series of occasions.

19. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(i)	If to the Company, to:

KAR Holdings, Inc.

c/o Kelso & Company, L.P.

320 Park Avenue, 24th Floor

New York, New York 10022

Attention: James J. Connors II, Esq.

Tel: (212) 751-3939

Fax: (212) 223-2379

with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP at its address set forth below.

(ii)	If to a Management Shareholder, unless otherwise specified by such Management Shareholder, to his or her attention at:

c/o Insurance Auto Auctions, Inc.

2 Westbrook Corporate Center, Suite 500

Westchester, Illinois 60154

Tel: (708) 492-7000

Fax: (708) 492-7078

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP

6600 Sears Tower

Chicago, Illinois 60606

Attention: Stephen J. Dragich

Tel: (312) 258-5962

Fax: (312) 258-5600

(iii)	If to the LLC, to:

KAR Holdings II, LLC

c/o Kelso & Company, L.P.

320 Park Avenue

24th Floor

New York, NY 10022

Attention: James J. Connors II, Esq.

Tel: (212) 751-3939

Fax: (212) 223-2379

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Lou R. Kling

Tel: (212) 735-3000

Fax: (917) 777-2770

All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered; provided that such delivery is confirmed.

20. Headings. The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22. Fax Signatures. Each of the parties hereto (i) has agreed to permit the use, from time to time and where appropriate, of faxed signatures in order to expedite the Closing, (ii) intends to be bound by its respective faxed signature, (iii) is aware that the other parties hereto will rely on the faxed signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax.

23. Entire Agreement. This Agreement, the Registration Rights Agreement, the Conversion Stock Option Agreements, the applicable Conversion Agreements, if any, with the Company and, in the case of any affected Management Shareholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Shareholder, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the Shares, other than those expressly set forth or referred to herein, in the Registration Rights Agreement, in the Conversion Stock Option Agreements, in the applicable Conversion Agreements, if any, with the Company and, in the case of any affected Management Shareholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Shareholder. The parties hereto that were parties to the Prior Shareholders Agreement, hereby agree that upon execution of this Agreement, the Prior Shareholders Agreement shall be terminated and of no further force and effect and the provisions of this Agreement shall replace in their entirety the provisions of the Prior Shareholders Agreement.

24. Outside Investors. Each of the Shareholders hereby agrees that the Company may require that any party, other than an employee of the Company or any of its Subsidiaries (who is dealt with in Section 10.1), who purchases shares of Common Stock shall become a party to this Agreement by executing the same and delivering it to the Company at its address specified in Section 19. Upon such execution and delivery, such party shall be deemed to be an “Outside Investor” for all purposes of this Agreement.

25. Injunctive Relief. The Shares cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Shareholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Shareholder may have. Each Shareholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Shareholder hereby consents to service of process made in accordance with Section 19.

26. Confidentiality Without the prior written consent of the Board except to the extent required by law, rule, regulation or court order, no Other Shareholder shall disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board or management), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or any of its Affiliates or information designated as confidential or proprietary that the Company or any of its Affiliates may receive belonging to suppliers, customers or others who do business with the Company or any of its subsidiaries (collectively, “Confidential Information”) to any third person unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of a breach of this Section 26).

27. Preparation for an IPO. Notwithstanding anything in this Agreement to the contrary, in connection with an IPO, the Other Shareholders agree to vote their Shares and take all actions necessary or desirable (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special board and stockholder meetings), to amend the Certificate of Incorporation or the Bylaws to include such provisions as determined by the LLC, including, if so determined by the LLC, (a) customary anti-takeover protections and (b) provisions preserving the rights of the LLC as the controlling shareholder of the Company.

28. No Effect on Employment. Nothing herein contained shall confer on any Management Shareholder the right to remain in the employ or services of the Company or any of its Subsidiaries.

29. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

Affiliate: with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

Board: the board of directors of the Company.

Bylaws: the bylaws of the Company as in effect on the date hereof and as may be amended from time to time following the date hereof.

Cause or termination for Cause: a termination of a Management Shareholder’s employment by the Company or any Subsidiary of the Company that employs such individual (or by the Company on behalf of any such Subsidiary) due to such Management Shareholder’s (i) refusal or neglect to perform substantially his or her employment-related duties, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Management Shareholder to perform his or her employment-related duties or to represent the Company or any Subsidiary of the Company that employs such Management Shareholder), (iv) failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary; provided that in the case of any Management Shareholder who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, “Cause” or “termination for Cause” shall have the meaning, if any, specified in such agreement.

Certificate of Incorporation: the certificate of incorporation of the Company as in effect on the date hereof and as may be amended from time to time following the date hereof.

Closing: the closing of the transactions contemplated by the Merger Agreement.

Closing Date Value: $100 per share of Common Stock, as such number may be equitably adjusted for any stock dividend, stock split, reverse stock split, recapitalization, consolidation or any similar event affecting the Common Stock.

Common Stock: the Common Stock of the Company, par value $.01 per share (which shall include, for the avoidance of doubt, Rollover Shares) or any other securities of the Company or any other Person issued with respect to such Common Stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, conversion exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise.

Contribution Agreement: the Contribution Agreement, dated as of April 20, 2007, by and among the Company, the LLC, Axle LLC, Axle Holdings, Inc., and each of the other parties identified therein.

Conversion Agreements: the Conversion Agreements, each dated as of April 20, 2007, between the Company and each of the Management Shareholders, as the same may be amended, modified, supplemented or restated from time to time.

Conversion Stock Option Agreements: the Conversion Stock Option Agreements, each dated as of April 20, 2007, between the Company and each of the Management Shareholders, as the same may be amended, modified, supplemented or restated from time to time.

Disability: with respect to a Management Shareholder, the termination of the employment of any Management Shareholder by the Company or any Subsidiary of the Company that employs such individual (or by the Company on behalf of any such Subsidiary) as a result of such Management Shareholder’s incapacity due to reasonably documented physical or mental illness that shall have prevented such Management Shareholder from performing his or her duties for the Company on a full-time basis for more than six months and within 30 days after written notice has been given to such Management Shareholder, such Management Shareholder shall not have returned to the full time performance of his or her duties, in which case the date of termination shall be deemed to be the last day of the aforementioned 30-day period; provided that, in the case of any Management Shareholder who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, specified in such agreement.

Exchange Options: any options to purchase shares of Common Stock that were acquired by a Management Shareholder pursuant to a Conversion Agreement.

Good Reason or resignation for Good Reason: means a voluntary termination of a Management Shareholder’s employment with the Company or any Subsidiary of the Company that employs such individual as a result of either of the following:

(i) without the Management Shareholder’s prior written consent, a reduction by the Company or any such Subsidiary of his or her current salary, other than any such reduction which is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Management Shareholder is a member (after receipt by the Company of written notice from such Management Shareholder and a 20-day cure period); or

(ii) the taking of any action by the Company or any such Subsidiary that would substantially diminish the aggregate value of the benefits provided him or her under the Company’s or such Subsidiary’s accident, disability, life insurance and any other employee benefit plans in which he or she was participating on the date of his or her execution of this Agreement, other than any such reduction which is (i) required by law, (ii) implemented in connection with a general reduction affecting all employees or affecting the group of employees of which the Management Shareholder is a member (after receipt by the Company of written notice from such Management Shareholder and a 20-day cure period), (iii) generally applicable to all beneficiaries of such plans (after receipt by the Company of written notice from such Management Shareholder and a 20-day cure period) or (iv) in accordance with the terms of any such plan;

or, if such Management Shareholder is party to a services, severance or employment agreement with the Company, the meaning as set forth in such agreement.

IPO: an underwritten initial bona fide public offering of Common Stock after which such Common Stock will be listed and traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the National Association of Securities Dealers Automated Quotation System, in each case, pursuant to an effective registration statement under the Securities Act.

LLC Agreement: the Limited Liability Company Agreement of KAR Holdings II LLC, dated as of the date hereof, as the same may be amended, modified, supplemented or restated from time to time.

Merger Agreement: the Agreement and Plan of Merger, dated as of December 22, 2006, by and among ADESA, Inc., the Company, the LLC, and KAR Acquisition, Inc., as the same may be amended, modified, supplemented or restated from time to time.

Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Registration: the closing of a public offering pursuant to an effective registration statement under the Securities Act.

Registration Rights Agreement: the Registration Rights Agreement, dated as of April 20, 2007, among the parties hereto, as the same may be amended modified, supplemented or restated from time to time.

Retirement: the termination of a Management Shareholder’s employment (other than for Cause) on or after the date the Management Shareholder attains age 65. Notwithstanding the foregoing, (i) with respect to any Management Shareholder who is a party to a services or employment agreement with the Company or any Subsidiary, “Retirement” shall have the meaning, if any, specified in such Management Shareholder’s services, severance or employment agreement and (ii) in the event a Management Shareholder whose employment with the Company or any Subsidiary terminates due to Retirement continues to serve as a member of the Board, or a consultant to the Company, such Management Shareholder’s employment with the Company or such Subsidiary shall not be deemed to have terminated for purposes of Section 2.1(b) and Section 3.1(b) until the date as of which such Management Shareholder’s services as a member of the Board, or as a consultant to the Company, shall have also terminated, at which time the Management Shareholder shall be deemed to have terminated employment due to Retirement.

Rollover Shares: any shares of Common Stock that were acquired by a Management Shareholder pursuant to a Conversion Agreement and/or the exercise of Exchange Options.

Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Shares: any shares of Common Stock or Exchange Options.

Stock Incentive Plan: the KAR Holdings Conversion Option Plan, adopted by the Company’s Board on April 20, 2007, as amended from time to time, and any other stock incentive plan that may be adopted by the Company’s Board from time to time.

Subsidiary: any entity a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Third Party Investor: any Person other than the LLC or an Affiliate of the LLC.

Transfer: any direct or indirect sale, assignment, mortgage, transfer, gift, pledge or other form of disposal, including by operation of law.

—Signature page follows—

IN WITNESS WHEREOF this Shareholders Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

KAR HOLDINGS, INC.

By:	/s/ Church M. Moore
Name:	Church M. Moore
Title:	Vice President

KAR HOLDINGS II, LLC

By:	/s/ Thomas J. Carella
Name:	Thomas J. Carella
Title:

/s/ Thomas C. O’Brien
Thomas C. O’Brien

/s/ Scott P. Pettit
Scott P. Pettit

/s/ David R. Montgomery
David R. Montgomery

/s/ Donald J. Hermanek
Donald J. Hermanek

/s/ John W. Kett
John W. Kett

/s/ John R. Nordin
John R. Nordin

/s/ Sidney L. Kerley
Sidney L. Kerley

SOLELY FOR PURPOSES OF THE LAST SENTENCE OF SECTION 23:

AXLE HOLDINGS, INC.

By:	/s/ Sidney L Kerley
Name:
Title:

AXLE HOLDINGS II, LLC

By:	/s/ Sidney L Kerley
Name:
Title:

Schedule 1

Management Shareholders

Thomas C. O’Brien

Scott P. Pettit

David R. Montgomery

Donald J. Hermanek

John W. Kett

John R. Nordin

Sidney L. Kerley

Exhibit A

SPOUSAL WAIVER

[INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which she may acquire with respect to the disposition, voting or control of the Shares subject to the Shareholders Agreement, dated as of April 20, 2007, by and among KAR Holdings, Inc., KAR Holdings II, LLC and certain shareholders, as the same may be amended from time to time, except for rights in respect of the proceeds of any disposition of such Shares.

Name: